UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2010

Eastman Kodak Company
(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street,
Rochester, New York 14650
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:   (585) 724-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2010, Eastman Kodak Company announced the consolidation of the positions of General Counsel and Chief Intellectual Property Officer.  Also on November 12, 2010, the Company announced the appointment of Laura G. Quatela as General Counsel and Vice President, Eastman Kodak Company effective January 1, 2011.  Ms. Quatela joined the Company in 1999 and currently holds the position of Chief Intellectual Property Officer and Vice President, Eastman Kodak Company.

As a result of the consolidation, on November 12, 2010, the Company announced the retirement of Joyce P. Haag, General Counsel and Senior Vice President effective December 31, 2010.  Ms. Haag will receive a severance allowance of two times her target cash compensation, which is consistent with the pre-established severance guidelines for Named Executive Officers previously disclosed in the Company’s 2010 Proxy Statement.  In addition, the Committee authorized an approved reason for Ms. Haag’s September 28, 2009 equity grant which, under the Company’s equity plan terms, provides for the prorated vesting of 25% of the award to be paid on the scheduled grant payment date in 2012.

The Company issued a press release on November 12, 2010, announcing each of these events. The press release is attached as Exhibit (99.1) to this filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

(99.1)	Press release issued by Eastman Kodak Company on November 12, 2010 relating to the appointment of Laura G. Quatela as General Counsel and the retirement of Joyce P. Haag.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By:  /s/  Robert L. Berman

                                                                                                       Robert L. Berman
                                                                                                       Chief Human Resources Officer
                                                                                                       and Senior Vice President

Date:  November 12, 2010

EASTMAN KODAK COMPANY
INDEX TO EXHIBITS

Exhibit No.

(99.1)	Press release issued by Eastman Kodak Company on November 12, 2010 relating to the appointment of Laura G. Quatela as General Counsel and the retirement of Joyce P. Haag.